  SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2015

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

155 Gibbs Street, Ste. 412

Rockville, MD 20850

(Address of principal executive offices and zip code)

617 Detroit Street, Ste. 100

Ann Arbor, MI 48104

(Mailing Address and zip code)

Registrant’s telephone number, including area code: (734) 332-7800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 18, 2015, Synthetic Biologics, Inc. (the “Company”) entered into a new two-year employment agreement with each of Jeffrey Riley and C. Evan Ballantyne (each an “Executive”).   The terms of the agreements are as follows:

Pursuant to the new employment agreement that the Company entered into with Mr. Riley (the “Riley Employment Agreement”), Mr. Riley’s annual base salary remains at $385,000. Beginning in 2015 and for each full calendar year thereafter, Mr. Riley will be eligible for an annual performance bonus of up to seventy five percent (75%) of his base salary. The annual bonus will be based upon the Board’s assessment of Mr. Riley’s performance. The Riley Employment Agreement also includes confidentiality obligations, inventions assignments by Mr. Riley as well as change in control, non-solicitation and non-competition provisions.

Pursuant to the new employment agreement that the Company entered into with Mr. Ballantyne (the “Ballantyne Employment Agreement”), Mr. Ballantyne’s annual base salary remains at $335,000. Beginning in 2015 and for each full calendar year thereafter, Mr. Ballantyne will be eligible for an annual performance bonus of up to seventy five percent (75%) of his base salary. The annual bonus will be based upon the Board’s assessment of Mr. Ballantyne’s performance. The Ballantyne Employment Agreement also includes confidentiality obligations and inventions assignments by Mr. Ballantyne as well as change in control, non-solicitation and non-competition provisions.

The Riley Employment Agreement and the Ballantyne Employment Agreement each have a stated term of two years but may be terminated earlier pursuant to their terms. If either Executive’s employment is terminated for any reason, he or his estate as the case may be, will be entitled to receive the accrued base salary, vacation pay, expense reimbursement and any other entitlements accrued by him to the extent not previously paid (the “Accrued Obligations”); provided, however, that if his employment is terminated (1) by us without Cause or by the Executive for Good Reason (as each is defined below) then in addition to paying the Accrued Obligations, (x) we will continue to pay his then current base salary and continue to provide benefits at least equal to those which were provided at the time of termination for a period of twelve (12) months and (y) he shall have the right to exercise any vested equity awards until the earlier of six (6) months after termination or the remaining term of the awards, or (2) by reason of his death or Disability (as defined in the Riley Employment Agreement and the Ballantyne Employment Agreement), then in addition to paying the Accrued Obligations, he would have the right to exercise any vested options until the earlier of six (6) months after termination or the remaining term of the awards. In such event, if the Executive commenced employment with another employer and becomes eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits to be provided by us as described herein will terminate.

The Riley Employment Agreement and the Ballantyne Employment Agreement each provide that upon the closing of a “Change in Control” (as defined below), the time period that the Executive will have to exercise all vested stock options and other awards that the Executive may have will be equal to the shorter of: (i) six (6) months after termination, or (ii) the remaining term of the award(s). If within one year after the occurrence of a Change in Control, the Executive terminates his employment for “Good Reason” or the Company terminates the Executive’s employment for any reason other than death, disability or Cause, the Executive will be entitled to receive: (i) the portion of his base salary for periods prior to the effective date of termination accrued but unpaid (if any); (ii) all unreimbursed expenses (if any); (iii) an aggregate amount (the “Change in Control Severance Amount”) equal to two times the sum of the base salary plus an amount equal to the bonus that would be payable if the “target” level performance were achieved under the Company’s annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year if bonus levels have not yet been established for the year of termination); and (iv) the payment or provision of any other benefits. The Change in Control Severance Amount is to be paid in a lump sum, if the Change in Control event constitutes a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” (each within the meaning of Section 409A of the Internal Revenue Code (“Rule 409A”)), or in 48 substantially equal payments, if the Change in Control event does not so comply with Section 409A.

For the purposes of the Riley Employment Agreement and the Ballantyne Employment Agreement “Change in Control” is defined as: (i) any person or entity becoming the beneficial owner, directly or indirectly, of our securities representing fifty (50%) percent of the total voting power of all its then outstanding voting securities; (ii) a merger or consolidation of us in which our voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities that represent, a majority of the voting power of all voting securities of the surviving entity immediately after the merger or consolidation; or (iii) a sale of substantially all of our assets or our liquidation or dissolution.

For purpose of the Riley Employment Agreement and the Ballantyne Employment Agreement, “Good Reason” is defined as the occurrence of any of the following events without the respective Executive’s consent: (i) a material reduction in the Executive’s base salary (other than an across-the-board decrease in base salary applicable to all executive officers of the Company); (ii) a material breach of the employment agreement by the Company; (iii) a material reduction in the Executive’s duties, authority and responsibilities relative to the Executive’s duties, authority, and responsibilities in effect immediately prior to such reduction; or (iv) the relocation of the Executive’s principal place of employment, without the Executive’s consent, in a manner that lengthens his one-way commute distance by fifty (50) or more miles from his then-current principal place of employment immediately prior to such relocation.

For purposes of the Riley Employment Agreement and the Ballantyne Employment Agreement, “Cause” is defined as that the Executive shall have engaged in any of the following acts or that any of the following events shall have occurred, all as determined by the Board of Directors of the Company in its sole and absolute discretion: (i) gross insubordination, acts of embezzlement or misappropriation of funds, fraud, dereliction of fiduciary obligations; (ii) conviction of a felony or other crime involving moral turpitude, dishonesty or theft (including entry of a nolo contendere plea); (iii) willful unauthorized disclosure of confidential information belonging to the Company or entrusted to the Company by a client; (iv) material violation of any provision of the Executive’s employment agreement, of any Company policy, and/or of a confidentiality agreement, which, to the extent it is curable by the Executive, is not cured by the Executive within thirty (30) days of receiving written notice of such violation by the Company; (v) being under the influence of drugs (other than prescription medicine or other medically related drugs to the extent that they are taken in accordance with their directions) during the performance of the Executive’s duties; (vi) engaging in behavior that would constitute grounds for liability for harassment (as proscribed by the U.S. Equal Employment Opportunity Commission Guidelines or any other applicable state or local regulatory body) or other egregious conduct that violates laws governing the workplace; or (vii) willful failure to perform his written assigned tasks, where such failure is attributable to the fault of the Executive which, to the extent it is curable by the Executive, is not cured by Executive within thirty (30) days of receiving written notice of such violation by the Company.

The information contained in this Item 1.01 regarding the Riley Employment Agreement and the Ballantyne Employment Agreement is qualified in its entirety by the copy of the agreement attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and incorporated herein by this reference.

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 18, 2015, the Company entered into a new two-year employment agreement with each of Jeffrey Riley and C. Evan Ballantyne.  See Item 1.01 for a description of the terms of the Riley Employment Agreement and Ballantyne Employment Agreement.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being filed as part of this Report.

Exhibit Number	Description

10.1	Employment Agreement, dated March 18, 2015, by and between Jeffrey Riley and the Company.*
10.2	Employment Agreement, dated March 18, 2015, by and between C. Evan Ballantyne and the Company.*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2015	SYNTHETIC BIOLOGICS, INC.
(Registrant)

	By:	/s/ Jeffrey Riley
Name: Jeffrey Riley
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated March 18, 2015, by and between Jeffrey Riley and the Company.*
10.2	Employment Agreement, dated March 18, 2015, by and between C. Evan Ballantyne and the Company.*

*Filed herewith.